UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

NuVasive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 909-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NUVA	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2021, NuVasive, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  The Company’s definitive proxy statement for the Annual Meeting was filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 6, 2021 and describes in detail each of the three proposed voting matters (the “Proposals”) submitted to the Company’s stockholders at the Annual Meeting. The final results for the votes cast with respect to each Proposal, rounded to the nearest whole share, are set forth below.

As of March 29, 2021, the record date of the Annual Meeting, there were 51,378,931 outstanding shares of the Company’s common stock. At the Annual Meeting, a quorum of 47,981,735 shares of the Company’s common stock were represented in person or by proxy.

Proposal 1

The stockholders elected each of Vickie L. Capps, John A. DeFord, Ph.D., R. Scott Huennekens and Siddhartha C. Kadia, Ph.D., as a Class II director to hold office until the 2024 Annual Meeting of Stockholders, and in each case until their respective successors are duly elected and qualified, by the following vote:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Vickie L. Capps	44,892,261	984,813	20,873	2,083,788
John A. DeFord, Ph.D.	44,859,916	1,016,742	21,289	2,083,788
R. Scott Huennekens	43,094,346	2,778,210	25,391	2,083,788
Siddhartha C. Kadia, Ph.D.	45,591,969	284,407	21,571	2,083,788

Proposal 2

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 by the following vote:

Votes For	Votes Against	Abstentions
46,868,717	1,092,840	20,178

Proposal 3

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2020, as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,840,599	1,012,102	45,246	2,083,788

No other items were presented for stockholder approval at the Annual Meeting.

Item 8.01	Other Events.

On May 18, 2021 and as previously announced, Gregory T. Lucier retired from the Company’s Board of Directors (the “Board”). Following the retirement of Mr. Lucier, the Board elected Daniel J. Wolterman as Chairman of the Board effective immediately. Mr. Wolterman has served as a member of the Board since July 2015 and as Lead Independent Director since May 2020. As Mr. Wolterman is an independent director under the rules of the Nasdaq Stock Market and the Company’s Corporate Governance Guidelines and will serve as an independent Board Chair, the Board did not elect a Lead Independent Director.

In connection with the retirement of Mr. Lucier, the Board also approved a decrease in the size of the Board from ten to nine members. As a result, the Board is now comprised of nine directors, eight of whom are independent directors.

On May 19, 2021, the Company issued a press release announcing the election of Mr. Wolterman as Chairman of the Board. A copy of this press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
99.1	Press release issued by NuVasive, Inc. on May 19, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: May 19, 2021	/s/ Matthew K. Harbaugh
Matthew K. Harbaugh
Executive Vice President and Chief Financial Officer